Exhibit 10.64
FIRST AMENDMENT TO MEZZANINE LOAN AGREEMENT
          THIS FIRST AMENDMENT TO MEZZANINE LOAN AGREEMENT (this “Amendment”) is dated as of March 27, 2009 and entered into by and between DOVER SADDLERY, INC., a Delaware corporation having its principal place of business at 525 Great Road, Littleton, MA 01460 (“Borrower”), and BCA MEZZANINE FUND, L.P., a Delaware limited partnership having offices at One Turks Head Place, Suite 1492, Providence, RI 02903 (collectively, with its successors and assigns, “Lender” and together with Borrower, the “Parties”, each a “Party”).
RECITALS
          A. The Parties entered into a Mezzanine Loan Agreement dated as of December 11, 2007 (the “Original Loan Agreement”).
          B. The Parties now wish to amend the Original Loan Agreement on the terms and conditions set forth in this Amendment (the Original Loan Agreement, as amended by this Amendment, the “Loan Agreement”).
          C. Pursuant to Section 10.2 of the Original Loan Agreement, the Original Loan Agreement may be amended only by an agreement in writing executed by an authorized officer of each of the Parties.
          NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties, intending to be legally bound, hereby agree as follows:
1.	In Section 1.1 of the Original Loan Agreement, the definition for the term “EBIDTA” is hereby deleted in its entirety and substituted therefor in its place is the following language:
     “EBITDA. As of the date of any determination and for the period specified, Net Income plus , to the extent deducted in the calculation of such Net Income, the sum of (i) interest expense, (ii) deductions for income taxes, (iii) depreciation expense, (iv) amortization expense, and other non-cash charges including goodwill impairment, all as determined in accordance with GAAP, to be determined on a 12-month trailing basis, and (v) the $700,000 expense recognized pursuant to the settlement of the Goldsmith Agio Helms litigation.”
2.	Section 5.14(a) of the Original Loan Agreement is hereby deleted in its entirety and substituted therefor in its place is the following language:

(a)	The ratio of Total Funded Debt to EBITDA (Total Funded Debt/EBITDA) measured on a trailing four quarters basis:
i.	at 12/31/07 and 3/31/08 shall not exceed a ratio of 5.5:1.0;

ii.	at 6/30/08, 9/30/08 and 12/31/08 shall not exceed a ratio of 5.0:1.0;

iii.	at 3/31/09 shall not exceed a ratio of 7.25:1.0;

iv.	at 6/30/09 shall not exceed a ratio of 9.00:1.0;

v.	at 9/3/09 shall not exceed a ratio of 8.00:1.0; and

vi.	at 12/31/09 and thereafter shall not exceed a ratio of 5.50:1.0.
3.	Section 5.14(b) of the Original Loan Agreement is hereby deleted in its entirety and substituted therefor in its place is the following language:

(b)	Interest Coverage Ratio (EBITDA/Total interest expense (regardless of whether paid) under the Senior Loan Documents and Mezzanine Loan Documents) shall exceed 1.20 for each fiscal quarter in 2009 and shall exceed 1.75 for each fiscal quarter in 2010 and thereafter.

4.	Section 5.14(c) of the Original Loan Agreement is hereby deleted in its entirety and substituted therefor in its place is the following language:

(c)	Fixed Charge Coverage Ratio (EBITDA/Borrower’s cash interest expense, principal payments, cash income taxes and unfinanced CAPEX expensed in that year) shall:
i.	at 3/31/09 equal or exceed 0.78; and

ii.	at 6/30/09 equal or exceed 0.58; and

iii.	at 9/3/09 equal or exceed 0.83; and

iv.	at 12/31/09 equal or exceed 0.83; and

v.	at 3/31/10 and thereafter equal or exceed 1.03.
          5. Except as amended hereby, the Loan Agreement is hereby ratified, affirmed and approved in all respects.
          6. This Amendment may be executed in one or more counterparts, all of which taken together shall constitute one instrument. The Parties agree that this document may be executed and the signatures transmitted to the other Party by facsimile or similar electronic transmission. Upon such transmission and receipt by the other Party, such facsimile signature shall be as effective as an original. Notwithstanding the preceding sentence, the Parties agree that they will transmit original signature pages to each other promptly after execution.

          7. All terms and provisions of this Amendment shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the Parties.
          8. This Amendment shall be governed by and construed and interpreted according to the laws of the State of Rhode Island, determined without reference to conflicts of law principles. To the extent permitted by law, each of the Parties hereby irrevocably submits to the exclusive jurisdiction of any Rhode Island state court or United States federal court, in either case sitting in Rhode Island, over any suit, action or other proceeding brought by any party arising out of or relating to this Amendment, and each of the Parties irrevocably agrees that all claims with respect to any such suit, action or other proceeding shall be heard and determined in such courts.
[Signature page appears next.]

SIGNATURE PAGE TO FIRST AMENDMENT TO MEZZANINE LOAN AGREEMENT
     IN WITNESS WHEREOF, the Parties have caused this First Amendment to Mezzanine Loan Agreement to be duly executed by a duly authorized officer on the date first above written.

BORROWER:

WITNESSED:	DOVER SADDLERY, INC.

/s/ Michael W. Bruns	By: Title:	/s/ Stephen L. Day President and CEO

LENDER:

WITNESSED:	BCA MEZZANINE FUND, L.P.
	BY:	BCA MEZZANINE PARTNERS, LLC
/s/ Michael W. Bruns	Its	General Partner

By:

	Name:	Gregory F. Mulligan
	Title:	Managing Member